UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 18, 2007
The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-08303 (Commission File Number)	51-0261339 (IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 528-5588

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On June 19, 2007, The Hallwood Group Incorporated (“Hallwood” or the “Company”) issued a press release announcing that it had received a proposal from Anthony J. Gumbiner, the Chairman of the Board and beneficial owner of 66% of the stock of Hallwood Group, that Hallwood Group’s board of directors consider a liquidation of Hallwood Group that would include a sale of all of Hallwood Group’s interests in its Brookwood Companies Incorporated subsidiary and a disposition of all of Hallwood Group’s interests in Hallwood Energy, L.P. Further information concerning the proposal is contained in the press release and the letter from Mr. Gumbiner, which are attached to this filing as Exhibits 99.1 and 99.2 and incorporated by reference into this item.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 19, 2007, issued by Hallwood.
99.2	Letter to the Company from Hallwood Investments Limited, dated June 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HALLWOOD GROUP INCORPORATED
Date: June 19, 2007	By:	/s/ Melvin J. Melle
	Name:	Melvin J. Melle
	Title:	Vice President